Exhibit 99.1

WageWorks Reports Third Quarter 2012 Financial Results

  Total revenue of $42.5 million, an increase of 31% compared to third quarter 2011
  Non-GAAP adjusted EBITDA of $10.6 million, an increase of 32% compared to third quarter 2011

SAN MATEO, Calif.--(BUSINESS WIRE)--November 6, 2012--WageWorks, Inc. (the “Company”) (NYSE:WAGE) a leading provider of consumer-directed benefits programs in the United States, today announced the Company's financial results for its third quarter of fiscal 2012.

For the third quarter, WageWorks reported total revenue of $42.5 million, compared to $32.4 million for the third quarter of 2011, an increase of 31 percent. Healthcare revenue was $26.5 million, compared to $21.5 million for the third quarter of 2011, an increase of 23 percent. Commuter revenue was $13.1 million, compared to $8.3 million for the third quarter of 2011, an increase of 58 percent. Other revenue was $2.9 million, compared to $2.7 million for the third quarter of 2011, an increase of 10 percent.

“This was another strong quarter for WageWorks as we continue to provide significant value to employers and employees who are looking to take advantage of consumer directed benefits and want a solution that simplifies and streamlines the process. We have largely concluded our Enterprise selling season and are pleased with the number and quality of new companies added for 2013. In the fourth quarter, we will complete our SMB selling season as well as open enrollment period and are encouraged by the current demand environment,” said Joe Jackson, Chief Executive Officer of WageWorks.

GAAP operating income was $5.0 million for the third quarter of 2012, compared to GAAP operating income of $3.6 million for the third quarter of 2011. On a non-GAAP basis, third quarter of 2012 operating income was $8.1 million, compared to non-GAAP operating income of $5.6 million for the third quarter of 2011.

GAAP net income attributable to common stockholders for diluted EPS was $2.5 million, or $0.08 per diluted share, for the third quarter of 2012, compared to GAAP net income attributable to common stockholders for diluted EPS of $3.3 million, or $0.17 per diluted share, for the third quarter of 2011.

On a non-GAAP net income basis, third quarter of 2012 net income was $4.5 million, or $0.14 per diluted share, compared to non-GAAP net income of $4.2 million, or $0.14 per diluted share, for the third quarter of 2011. Non-GAAP net income for the third quarter of 2012 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and the related tax impact of these items. For the third quarter of 2011, non-GAAP net income also excludes expenses related to accretion of redemption premium and gains from revaluation of warrants.

Non-GAAP adjusted EBITDA was $10.6 million for the third quarter of 2012, compared to non-GAAP adjusted EBITDA of $8.0 million for the third quarter of 2011.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the third quarter of 2012 and 2011 is detailed in the tables provided in this press release.

As of September 30, 2012, WageWorks had cash and cash equivalents totaling $238.9 million. This compares to cash and cash equivalents totaling $261.3 million as of June 30, 2012. The decline in cash and cash equivalents was primarily due to the timing of the return of prefunds which happens in the third quarter.

The Company's Conference Call Information

WageWorks will host a conference call today, November 6, 2012, at 5:00 p.m. ET to discuss the Company’s third quarter 2012 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 800-320-2978 (toll-free) or 617-614-4923, and enter pass code 73861984. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A replay will be available at 888-286-8010 (toll-free) or (617) 801-6888 using the pass code 31247500.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures, that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of accretion of redemption premium expense, stock-based compensation, amortization of acquired intangibles, gains or losses from revaluation of warrants, contingent consideration expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of exiting employer clients, the demand for our consumer-directed benefits solutions, the expected benefits of the Enterprise and SMB selling season and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, the participation of employees in our employer clients’ consumer-directed benefits programs, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our Registration Statement on Form S-1, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE:WAGE) is a leading provider of consumer-directed benefit programs in the United States. WageWorks administers and operates a broad array of products, including spending account management programs, such as health and dependent care Flexible Spending Accounts (FSAs), Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs) and commuter benefits.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$21,511	$26,508	$68,590	$83,353
Commuter	8,271	13,090	24,860	38,302
Other	2,665	2,940	8,182	8,970
Total revenues	32,447	42,538	101,632	130,625

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	12,537	15,210	41,147	47,887
Technology and development	3,403	4,784	10,342	13,746
Sales and marketing	4,733	6,901	15,191	21,377
General and administrative	5,163	6,950	15,629	21,753
Amortization and change in contingent consideration	2,985	3,713	8,160	12,245
Total operating expenses	28,821	37,558	90,469	117,008
Income from operations	3,626	4,980	11,163	13,617
Other income (expenses):
Interest income	7	14	27	33
Interest expense	(125)	(456)	(322)	(1,313)
Gain on revaluation of warrants	627	-	568	381
Other income	-	19	-	46
Income before income taxes	4,135	4,557	11,436	12,764
Income tax provision	(234)	(2,034)	(635)	(5,007)
Net income	3,901	2,523	10,801	7,757
Accretion of redemption premium expense	387	-	(5,305)	(2,301)
Net income attributable to common stockholders	$4,288	$2,523	$5,496	$5,456
Add back: accretion of redemption premium related to
dilutive redeemable preferred stock	(1,014)	-	69	(260)
Net income attributable to common stockholders for diluted EPS	$3,274	$2,523	$5,565	$5,196

Basic net income per share attributable to common stockholders	$2.79	$0.09	$3.58	$0.38
Diluted net income per share attributable to common stockholders	$0.17	$0.08	$0.32	$0.21

Shares used in basic net income per share calculations	1,536	26,755	1,534	14,235
Shares used in diluted net income per share calculations	19,379	31,632	17,415	24,411

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Operations is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
	(unaudited)
Cost of revenues	$44	$68	171	$219
Technology and development	62	84	197	221
Sales and marketing	95	75	307	298
General and administrative	311	954	1,036	2,117
	$512	$1,181	$1,711	$2,855

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2011	September 30, 2012
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$154,621	$238,861
Restricted cash, current portion	2,383	980
Accounts receivable, less allowance for doubtful accounts of $69 and $152 at December 31, 2011 and September 30, 2012, respectively	15,647	20,421
Prepaid expenses and other current assets	7,178	12,922
Total current assets	179,829	273,184
Restricted cash, net of current portion	2,526	2,432
Property and equipment, net	19,014	23,560
Goodwill	46,233	75,822
Acquired intangible assets, net	12,555	33,541
Deferred tax asset	16,978	7,358
Other assets	1,561	1,786
Total assets	$278,696	$417,683

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$21,415	$39,281
Customer obligations	169,959	191,783
Short-term contingent payment	8,976	10,087
Short-term debt	14,901	-
Other current liabilities	394	534
Total current liabilities	215,645	241,685
Long-term debt	-	44,465
Warrants	1,119	-
Other non-current liabilities	1,820	2,541
Total liabilities	218,584	288,691
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, Series C ($24,999 liquidation preference). Authorized
6,306 shares; issued and outstanding 5,882 shares at December 31, 2011 and no shares
outstanding at September 30, 2012	36,570	-
Redeemable convertible preferred stock, Series D ($15,998 liquidation preference). Authorized
2,465 shares; issued and outstanding 2,465 shares at December 31, 2011 and no shares
outstanding at September 30, 2012	17,771	-
Redeemable convertible preferred stock, Series E ($21,179 liquidation preference). Authorized
5,295 shares; issued and outstanding 5,295 shares at December 31, 2011 and no shares
outstanding at September 30, 2012	27,828	-
Total redeemable convertible preferred stock	82,169	-
Stockholders' equity (deficit):
Convertible preferred stock, $0.001 par value ($31,916 liquidation preference). Authorized
26,392 shares, outstanding 17,645 shares at December 31, 2011 and no shares
outstanding at September 30, 2012	33,965	-
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 1,738 shares at
December 31, 2011 and 26,794 shares at September 30, 2012	2	27
Treasury stock at cost 192 shares at December 31, 2011 and 200 shares at September 30, 2012	(433)	(545)
Additional paid-in capital	19,029	196,373
Accumulated deficit	(74,620)	(66,863)
Total stockholders' equity (deficit)	(22,057)	128,992
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$278,696	$417,683

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2011	2012
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$10,801	$7,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,602	2,190
Amortization and change in contingent consideration	8,160	12,245
Stock-based compensation	1,711	2,855
Revaluation of warrants	(568)	(381)
Loss on disposal of fixed assets	6	25
Loss on impairment of long-lived assets	72	-
Payment of contingent consideration in excess of initial measurement	(662)	(3,361)
Provision for doubtful accounts	170	(412)
Deferred taxes	336	4,879
Changes in operating assets and liabilities:
Accounts receivable	(3,431)	(3,313)
Prepaid expenses and other current assets	(3,481)	(2,381)
Other assets	224	(15)
Accounts payable and accrued expenses	(3,273)	4,050
Customer obligations	4,538	(18,891)
Other liabilities	(318)	317
Net cash provided by operating activities	16,887	5,564
Cash flows used in investing activities:
Purchases of property and equipment	(6,368)	(9,634)
Cash consideration for business acquisitions, net of cash acquired	(1,852)	8,551
Cash paid for acquisition of client contracts	-	(711)
Change in restricted cash	(89)	1,957
Net cash (used in) provided by investing activities	(8,309)	163
Cash flows from financing activities:
Proceeds from debt	12,129	29,564
Proceeds from initial public offering net of underwriters commissions and discounts	-	62,566
Proceeds from exercise of common stock options	15	154
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	-	451
Payment of contingent consideration	(4,288)	(14,110)
Purchase of treasury stock	(21)	(112)
Net cash provided by financing activities	7,835	78,513
Net increase in cash and cash equivalents	16,413	84,240
Cash and cash equivalents at beginning of period	104,280	154,621
Cash and cash equivalents at end of period	$120,693	$238,861

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

GAAP income from operations	$3.6	$5.0	$11.2	$13.6
Stock-based compensation	0.5	1.2	1.7	2.9
Amortization of acquired intangibles	0.7	1.7	2.1	4.7
Contingent consideration	0.8	0.2	1.7	2.7
Non-GAAP income from operations	$5.6	$8.1	$16.7	$23.9
Non-GAAP income from operations as a percentage of total revenue	17.3%	19.0%	16.4%	18.3%

Net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

GAAP net income attributable to common stockholders for diluted EPS	$3.3	$2.5	$5.6	$5.2
Accretion of redemption premium expense	(0.4)	-	5.3	2.3
Stock-based compensation	0.5	1.2	1.7	2.9
Amortization of acquired intangibles	0.7	1.7	2.1	4.7
Gains from revaluation of warrants	(0.6)	-	(0.6)	(0.4)
Contingent consideration	0.8	0.2	1.7	2.7
Tax effect of above adjustments	(0.1)	(1.1)	(0.3)	(4.3)
Non-GAAP net income	$4.2	$4.5	$15.5	$13.1

Weighted average shares outstanding used in computing GAAP per share amounts (diluted)	19.4	31.6	17.4	24.4
Add:
Additional weighted average shares giving effect to initial public offering	7.5	-	7.5	3.7
Additional weighted average shares giving effect to anti-dilutive preferred shares	2.6	-	5.6	2.8
Weighted average shares used in computing Non-GAAP per share amounts **	29.5	31.6	30.5	30.9

Non-GAAP diluted net income per share	$0.14	$0.14	$0.51	$0.42

** Reflects the issuance of shares of common stock as though the completion of the initial public offering had occurred at the beginning of the respective periods and anti-dilutive preferred shares excluded from the calculation of GAAP per share amounts.

Reconciliation of GAAP net income attributable to common stockholders to Non-GAAP Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
GAAP net income attributable to common stockholders	$4.3	$2.5	$5.5	$5.5
Accretion of redemption premium expense	(0.4)	-	5.3	2.3
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.1	0.5	0.3	1.3
Income tax provision	0.2	2.0	0.6	5.0
Depreciation	0.9	0.7	2.6	2.2
Amortization and change in contingent consideration	3.0	3.7	8.2	12.2
Stock-based compensation expense	0.5	1.2	1.7	2.9
Gains from revaluation of warrants	(0.6)	-	(0.6)	(0.4)
Adjusted EBITDA	$8.0	$10.6	$23.6	$31.0

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Kimberly Jackson, 650-577-5209
Kim.Jackson@wageworks.com